1

                         DISTRIBUTION AGREEMENT BETWEEN
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
             AND TRANSAMERICA INSURANCE SECURITIES SALES CORPORATION


         This Agreement (the "Agreement") made as of this 24th day of August, 1994, by and between TRANSAMERICA INSURANCE SECURITIES SALES CORPORATION (the "Distributor"), a corporation organized and existing under the laws of the State of Maryland with its principal place of business in Los Angeles, California, and TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY (the "Company"), an insurance company organized and existing under the laws of the State of California with its principal place of business in Los Angeles, California, for itself and on behalf of certain of its separate accounts.

                               W I T N E S S E T H

         WHEREAS, the Company has established and maintains the class or classes of variable annuity contracts set forth on Schedule 1 to this Agreement as in effect at the time this Agreement is executed, and such other classes of variable annuity contracts and variable life insurance contracts (collectively, "variable insurance products") that may be added to Schedule 1 from time to time in accordance with Section 18 of this Agreement, and including any riders to such contracts and any other contract offered in connection therewith (collectively the "Contracts") (A "class of Contracts" shall mean those Contracts issued by the Company on the same policy form or forms and covered by the same Registration Statement.); and



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                                                          8

         WHEREAS, the Distributor, a wholly-owned subsidiary of Transamerica Insurance Corporation of California, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the parties desire to have the Distributor act as the principal underwriter for and in connection with the sale of the Contracts to the public and assume full responsibility for the securities activities of each "associated person" (as that term is defined in Section 3(a)(18) of the 1934
Act) of the Distributor, including each associated person of the Distributor engaged in the offer and sale of the Contracts (a "Representative"); and

         WHEREAS, the Distributor and the Company acknowledge that the Company is best suited to provide certain administrative functions in connection with the Contracts, subject at all times to the control and direction of the Distributor with respect to the broker-dealer operations;

         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
undertakings herein contained, the Distributor and the Company agree as follows:

         1.       Definitions
                  a. Fund -- An investment company serving as the funding medium for any Contracts, specified in Schedule 2 to this Agreement as in effect at the time this Agreement is executed, and such other investment companies that may be added to Schedule 2 from time to time in accordance with Section 18 of this Agreement.
                  b. Intermediary Distributors -- A person registered as a broker-dealer and licensed as a life insurance agent or affiliated with a person so licensed, and authorized to distribute the Contracts pursuant to a sales agreement as provided for in Section 2 of this Agreement (the "Sales Agreement").
                  c. Separate Account -- Each separate account of the Company specified on Schedule 3 to this Agreement as in effect at the time this Agreement is executed, and such other separate accounts of the Company that may be added to Schedule 3 from time to time in accordance with
         Section 18 of this Agreement, each of which will be approved by the Commissioner of Insurance of the State of California under Section 10506 of the California Insurance Code.

         2. Distribution Duties and Responsibilities. The Distributor shall act as principal underwriter for the Contracts in connection with their sale during the term of this Agreement in each state or other jurisdiction where they may legally be sold (the "Territory"). The Distributor is authorized to solicit applications for the Contracts ("Applications") directly from customers and prospective customers in the Territory and to select all persons who will be authorized to engage in solicitation activities with respect to the Contracts. Such selection activity shall include the recruitment and appointment of third parties to act as distributors. In turn such third parties may be authorized as Intermediary Distributors to engage in solicitation activities, including the solicitation of Applications directly from customers and prospective customers in the Territory and/or as Intermediary Distributors to recruit other third parties to act as Intermediary Distributors, in each case as the Company and the Distributor shall agree to. The Distributor shall enter into separate written Sales Agreements with each such Intermediary Distributor. Such Sales Agreements will be substantially in the form attached to this Agreement as Exhibit A, but may include such additional or alternative terms and conditions that are not otherwise inconsistent with this Agreement, subject to the Company's review and prior written consent (which may be given by facsimile), which consent will not be unreasonably withheld, and which will be deemed to have been given if the Company has not responded in writing (by facsimile or otherwise) within 10 calendar days. The Distributor will provide the Company with a profile on each Intermediary Distributor. The Distributor shall use its best efforts to market the Contracts actively, both directly and through Intermediary Distributors.
         The Distributor shall have the power and authority to select and recommend Representatives of the Distributor, and to authorize an Intermediary Distributor to select and recommend representatives of such Intermediary Distributor (the "Intermediary's Representatives"), for appointment as agents of the Company, and only such Representatives and Intermediary's Representatives shall become agents of the Company with authority to engage in solicitation activities with respect to the Contracts. The Distributor shall be solely responsible for background investigations of its Representatives to determine their qualifications, good character and moral fitness to sell the Contracts, and pursuant to the Sales Agreement, each Intermediary Distributor shall be solely responsible for background investigations of its Intermediary's Representatives to determine their qualifications, good character and moral fitness to sell the Contracts. The Company shall appoint in the appropriate states or jurisdictions such selected and recommended agents, provided that the Company reserves the right, which right shall not be exercised unreasonably, to refuse to appoint as agent any Representative or Intermediary's Representative, or, once appointed, to terminate the same at any time with or without cause. No other individuals, persons or entities, other than affiliates of the Company, shall have authority to engage in solicitation activities with respect to the Contracts, without the express prior written consent of the Distributor.
         The Distributor shall at all times be an independent contractor, and shall be under no obligation to produce any particular amount of sales of the Contracts. Anything in this Agreement to the contrary notwithstanding, the Company retains ultimate responsibility for the direction and control of the services provided under this Agreement, and the ultimate right to control the sale of the Contracts, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge agents of the Company, or to refuse to sell a Contract to any applicant for purchase of a Contract (an "Applicant") for any reason whatsoever. The Distributor and the Distributor's Representatives shall not have the authority, and shall not grant the authority to Intermediary Distributors or the Intermediary's Representatives, on behalf of the Company: to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any premium on the Contracts; or to receive any monies or premiums (except for the sole purpose of forwarding such monies or premiums to the Company). The Distributor shall not possess or exercise any authority on behalf of the Company other than that expressly conferred upon the Distributor by this Agreement.

         3. Filings, Marketing Materials and Representatives. The Distributor will assume full responsibility for the securities activities of its Representatives, and, similarly, each Intermediary Distributor shall assume, pursuant to the Sales Agreement, full responsibility for the Intermediary's Representatives' securities activities, including compliance with the NASD Rules of Fair Practice and any applicable state securities laws and regulations. The Distributor, either directly or indirectly through the Company as its agent, shall: (a) make timely filings with the SEC, the NASD, and any other appropriate securities regulatory authorities of any advertisements, sales literature, or other materials relating to the Contracts, as required by law or regulation to be filed; (b) make available to the Company for approval copies of all agreements and other written plans and documents relating to the sale of the Contracts, and shall, if necessary, submit such agreements and other plans and documents to the appropriate securities regulatory authorities for approval prior to their use; (c) assist its Representatives in their efforts to prepare themselves to pass any and all applicable NASD and state insurance qualification examinations; (d) register its Representatives with the NASD and any other appropriate securities regulatory authorities; and (e) supervise and control their Representatives in the performance of their selling activities. The Intermediary Distributors, pursuant to each Sales Agreement, shall have similar responsibilities with regard to the assistance, registration, supervision and control of the Intermediary's Representatives. In connection with obtaining the clearances of the appropriate regulatory authorities, the parties agree to use their best efforts to obtain such clearances as expeditiously as possible, and shall not use any sales material, plan, or other agreement in any jurisdiction unless the appropriate filings have been made and approvals obtained that are necessary to make their use proper and legal therein.
         The Distributor will take reasonable steps to ensure that the Representatives do not make any recommendations to Applicants for the purchase of a Contract(s) in the absence of reasonable grounds to believe that the purchase of such Contracts is suitable for the Applicants. Determinations of suitability will be based on various types of information including, but not limited to, information furnished to a Representative by an Applicant after reasonable inquiry by the Representative concerning the Applicant's insurance and investment objectives, financial situation, and needs, including the likelihood that the Applicant will be financially able to make sufficient premium payments to derive the benefits from the Contracts. Likewise, pursuant to each Sales Agreement, each Intermediary Distributor shall take reasonable steps to ensure that the Intermediary's Representatives do not make any recommendations to any Applicant in the absence of reasonable grounds to believe that the purchase of such Contracts is suitable for the Applicant, with determinations of suitability based upon the factors set forth immediately above.
         The Distributor will not encourage a prospective Applicant to surrender or exchange an insurance contract in order to purchase a Contract, nor will the Distributor encourage any existing holder of a Contract (a "Contractholder") to surrender or exchange a Contract in order to purchase another insurance contract. Likewise, each Intermediary Distributor, pursuant to each Sales Agreement with the Distributor, shall not encourage a prospective Applicant to surrender or exchange an insurance contract in order to purchase a Contract, nor encourage any Contractholder to surrender or exchange a Contract in order to purchase another insurance contract. The obligations under this paragraph are subject to applicable NASD Rules of Fair Practice and any other applicable laws, regulations and regulatory guidelines.
         The Distributor and each Intermediary Distributor, pursuant to each Sales Agreement, each shall take reasonable steps to ensure that their respective Representatives or Intermediary's Representatives do not use any advertisement, sales literature, or other promotional material which has not been specifically approved in advance by the Company; and the Company, as agent for the Distributor, shall be responsible for filing such items, as necessary, with the SEC, the NASD, and any other appropriate securities regulatory authorities, and, where necessary, shall obtain the approvals of such authorities. No associated person, either of the Distributor or of any Intermediary Distributor, shall, in connection with the offer and sale of the Contracts, make any representation or communicate any information regarding the Contracts or the Company, which is not inconsistent with (i) materials approved by the Company for distribution to the public, or (ii) a current prospectus relating to the Contracts, or (iii) the then effective registration statements under the Securities Act of 1933 (the "1933 Act") for the Contracts.

         4. Offer, Sale and Acceptance of Applications. The Company will undertake to appoint the Representatives and Intermediary's Representatives as life insurance agents of the Company, and will be responsible for ensuring that only agents properly qualified under the insurance laws of all relevant jurisdictions will engage in the offer and sale of the Contracts. Completed Applications shall be transmitted directly to the Company for acceptance or rejection by the Company in its sole discretion, in accordance with its insurance underwriting and selection rules. Initial and subsequent premium payments under the Contracts shall be made payable to the Company, and when such payments are received by a Representative or Intermediary's Representative they shall be held in a fiduciary capacity and forwarded promptly, and in any event not later than two business days, in full to the Company. All such premium payments, whether by check, money order or wire, shall be the property of the Company.

         5. Undertakings. The Distributor, in order to discharge its duties under this Agreement, may designate certain employees of the Company to become limited or general securities principals of the Distributor, and the Company will use its best efforts to ensure the cooperation of such employees. These individuals will perform various functions on behalf of the Distributor, including, but not limited to, supervision of the securities sales activities of the Representatives and enforcement of the compliance rules and procedures of the Distributor. All books and records relating to the Distributor's operations shall: (a) be maintained and preserved by the Company as agent for the Distributor, in conformity with the requirements of SEC Rules 17a-3 and 17a-4 under the 1934 Act; (b) be and remain the property of the Distributor; and (c) be at all times subject to inspection by the SEC and the NASD in accordance with
Section 17(a) of the 1934 Act.
         The Distributor will fully cooperate with the Company in executing such papers and performing such acts as may be reasonably requested by the Company from time to time for the purpose of: (a) maintaining the registration of the Contracts under the 1933 Act, and of the Separate Account(s) under the Investment Company Act of 1940 (the "1940 Act"); and (b) maintaining the qualification of the Contracts for sale under applicable state laws.
         Upon the completion of each transaction relating to the Contracts for which a confirmation is legally required, the Company shall, acting as agent of the Distributor, send a written confirmation of such transaction to the customer.

         6. Servicing of the Contracts. The Company shall provide all necessary insurance operations, including such actuarial, financial, statistical, premium billing and collection, accounting, data processing, and investment services as may be required with respect to the Contracts. In addition to these services, or other services provided hereunder, the Company shall provide such executive, legal, clerical, and other personnel related services as may be required to carry out the Company's obligations under this Agreement, including its obligation to perform certain functions on behalf of the Distributor.

         7. Recordkeeping. The Company shall provide recordkeeping and general office administration services incidental to or necessary for the proper performance of the services to be performed by the Company and, to the extent the Distributor does not elect to perform said recordkeeping and administration functions, the Distributor in accordance with this Agreement. In addition, the Company shall maintain all book and records relating to the Contracts, which materials will be available to the Distributor (to the extent that they relate to the broker-dealer operations) and to the appropriate regulatory authorities upon request.
         All books, accounts, and records of the Company and the Distributor as may pertain to the Contracts and this Agreement shall be maintained so as to clearly and accurately disclose the nature and details of all Contract transactions and all other transactions relating to this Agreement. The Company shall own and control all records pertinent to its variable insurance products operations that are maintained by the Distributor under this Agreement, and in the event this Agreement is terminated for any reason, all such records shall promptly be returned to the Company without charge, free from any claim or retention of rights of the Distributor.

         8. Confidentiality. The Distributor shall keep confidential any information obtained pursuant to this Agreement, and shall disclose such information only if the Company has authorized such disclosure, or if such disclosure is expressly required by the appropriate federal or state regulatory authorities.

         9. Expenses and Fees. The Company shall pay commissions to the Distributor on premiums paid under all Contracts sold pursuant to this Agreement and any Sales Agreements entered into pursuant to Section 2 of this Agreement. The Company shall, in connection with the sale of the Contracts, pay all amounts, including sales commissions, owed by the Distributor to the Representatives or Intermediary Distributors. The Distributor shall be responsible for all tax reporting information which the Distributor is required to provide under applicable tax law to its agents, Representatives or employees with respect to the Contracts.
         The Company shall pay, or cause another person to pay, all expenses related to: (a) registering the Distributor's associated persons with the NASD and all other appropriate securities regulatory authorities; (b) preparing the Distributor's associated persons to pass the applicable NASD and state qualification examinations; (c) preparing and distributing all prospectuses (including all amendments and supplements thereto), Contracts, notices, confirmations, periodic reports, proxy solicitation materials, sales literature and advertising relating to the sale of the Contracts; and (d) ensuring compliance with all applicable insurance and securities laws and regulations relating to the registration of the Contracts and the activities of the Representatives in connection with the offer and sale of the Contracts. Except as otherwise indicated herein, or by written agreement of the parties, the Company shall pay, or cause another person to pay, all expenses resulting from this Agreement.

         10. Dual Interests. It is understood that any shareholder, director, officer, employee, or agent of the Distributor, or of any organization affiliated with the Distributor, or of any organization which the Distributor may have an interest, or of any organization which may have an interest in the Distributor may be a Contractholder; and that the existence of any such dual interest shall not affect the validity thereof or the validity of any transaction hereunder except as may be otherwise provided in the articles of incorporation or by-laws of the Distributor, or by the specific provisions of applicable law. For the purpose of this Section 10, the term "affiliated person" shall have the same definition as set forth in the 1940 Act subject, however, to such exemptions as may be granted pursuant to the 1940 Act.

         11. Customer Claims. The Company shall provide all services relating to claims made under the Contracts, including investigation, adjustment, and defense of claims, and shall make all payments relating to the Contracts, including payments representing claims, Contract loans, full and partial surrenders, and amounts paid under Contract settlement options. The Company shall retain ultimate authority for adjustments and claim payments, which payments shall be final and conclusive.

         12. Cooperation Regarding Investigations and Proceedings. The Distributor and the Company agree to fully cooperate with each other in any insurance regulatory examination, investigation, or proceeding, or in any judicial proceeding arising in connection with the Contracts distributed under this Agreement. The Distributor and the Company further agree to fully cooperate with each other in any securities regulatory examination, investigation, or proceeding, or in any judicial proceeding with respect to the Company, the Distributor, their affiliates and agents, or representatives, to the extent that such examination, investigation, or proceeding is in connection with Contracts distributed under this Agreement. The Distributor shall, upon request by the appropriate federal and state regulatory authorities, furnish such authorities with any information or reports in connection with the Distributor's services under this Agreement.

         13. Sharing of Information. Each party hereto will promptly advise the other of: (a) any action taken by the SEC, the NASD, or other regulatory authorities, of which it has knowledge, affecting the registration or qualification of the Contracts, or the right to offer the Contracts for sale; and (b) the happening of any event which makes untrue any statement contained in the registration statements or prospectus, or which requires the making of any change in the registration statements or prospectus in order to make the statements therein not misleading.

         14.      Indemnification.
                  a. The Company.  The Company shall indemnify and hold harmless the Distributor and each person who controls or is associated with the Distributor within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of any action, suit or proceeding or any claim asserted), to which the Distributor and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities
                           (i)  arise  out  of or  are  based  upon  any  untrue
                  statement or alleged  untrue  statement of a material  fact or omission  or  alleged  omission  to  state  a  materials  fact required  to be  stated  therein  or  necessary  to  make  the
                  statements   therein   not   misleading,   in   light  of  the
                  circumstances  in which they were made,  contained  in any (A)
                  registration statement or in any prospectus; or (B) a blue-sky
                  application  or  other   document   executed  by  the  Company
                  specifically  for the purpose of qualifying  any or all of the
                  Contracts   for  sale  under  the   securities   laws  of  any
                  jurisdiction; provided that the Company shall not be liable in any such case to the extent that such loss,  claim,  damage or liability arises out of, or is based upon, an untrue statement or alleged untrue  statement or omission or alleged  omission:
                  (A) made in reliance upon information  furnished in writing to the  Company by the  Distributor  specifically  for use in the preparation of any registration statement or any such blue-sky application or any amendment thereof or supplement thereto; or
                  (B)   contained  in  any   registration   statement,   or  any
                  post-effective  amendment  thereto  which  becomes  effective, filed by a Fund with the SEC  relating  to shares of such Fund
                  (the "Shares"),  including any financial  statements  included
                  in,  or  any  exhibit  to,  such  registration   statement  or
                  post-effective amendment, any prospectus of a Fund relating to the Shares either contained in any such registration statement or  post-effective  amendment or filed pursuant to Rule 497(c)
                  or Rule 497(e) under the 1933 Act, any blue-sky application or other document executed by a Fund specifically for the purpose of  qualifying  any or all of the shares of such Fund for sale
                  under  the  securities   laws  of  any   jurisdiction  or  any
                  promotional,   sales  or   advertising   material  or  written
                  information relating to the Shares authorized by a Fund; or
                           (ii) result  because of the terms of any  Contract or
                  because of any breach by the Company of any  provision of this
                  Agreement or of any Contract or which proximately  result from any activities of the Company's officers, directors, employees or agents or their  failure to take any  action in  connection with the sale,  processing or administration of the Contracts.
                  This  indemnification  agreement  shall be in  addition to any liability that the Company may
         otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.
                  b. The Distributor.  The Distributor  shall indemnify and hold harmless the Company and each person who controls or is associated with the Company within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of any action, suit or proceeding or any claim asserted), to which the Company and/or any such person may become subject, under any statute or regulation, any NASD rule or interpretation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:
                           (i)   violations(s)   by   the   Distributor   or   a
                  Representative  of  federal  or  state  securities  law(s)  or regulation(s),  applicable  banking  law(s) or  regulation(s), insurance  law(s) or  regulation(s) or any rule or requirement of the NASD; or
                           (ii) any  unauthorized  use of  sales or  advertising
                  material,  any  oral  or  written  misrepresentations,  or any unlawful sales  practices  concerning  the  Contracts,  by the
                  Distributor or a Representative; or
                           (iii) claims by the  Representatives  or other agents
                  or representatives of the Distributor for commissions or other compensation or remuneration of any type; or
                           (iv) any  action or  inaction  by a  clearing  broker
                  through  whom  the   Distributor   purchases  any  transaction
                  pursuant to this Agreement; or
                           (v) any failure on the part of the  Distributor  or a
                  Representative  to  submit  premiums  or  Applications  to the
                  Company,  or to submit the correct  amount of a premium,  on a timely  basis  and  in  accordance  with  Section  4  of  this
                  Agreement, subject to applicable law; or
                           (vi) any failure on the part of the  Distributor or a
                  Representative to deliver the Contracts to purchasers  thereof on a timely basis; or
                           (vii) a breach by the  Distributor  of any provisions
                  of this Agreement.  This indemnification agreement shall be in addition to any liability that the Distributor may
         otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this provision if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.
                  c.  In  General.   After  receipt  by  a  party   entitled  to
         indemnification (the "indemnified party") under this Section 14 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 14 (the "indemnifying party"), such indemnified party shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Section 14, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
         (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
                  The  indemnification  provisions  contained in this Section 14 shall remain operative in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or by or on behalf of any controlling person thereof, (ii) delivery of any Contracts and premiums therefor, and (iii) any termination of this Agreement. A successor by law of the Distributor or the Company, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 14.

         15. Standard of Care. Neither the Company nor the Distributor shall be liable to the other for any action taken or omitted by any of their officers, directors, employees, or agents, in connection with the good faith performance of their responsibilities under this Agreement, except for willful misconduct, bad faith, negligence, or reckless disregard of the duties of the parties under this Agreement.

         16. Assignment. The Distributor may not assign or delegate its responsibilities under this Agreement without the prior written consent of the Company.

         17. Termination. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated, and may be terminated by either party at any time without penalty upon sixty (60) days written notice to the other party. This Agreement may be terminated upon ten days notice upon the other party's material breach of any provision of this Agreement, unless such breach has been cured to the satisfaction of the non-breaching party within ten days of receipt by the breaching party of notice of such breach from the non-breaching party. This Agreement may also be terminated at any time without penalty if, in the sole discretion of the Company, the Distributor is not performing its duties in a satisfactory manner.
         Upon termination of this Agreement all authorizations, rights and obligations shall cease except for the obligation to settle accounts hereunder, including commissions on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by the Company prior to termination, and the obligations contained in Sections 7, 10, 11, 12, 13, and 14.

         18. Amendment. This Agreement and the Schedules hereto may be amended at any time by a writing executed by both of the parties hereto.

         19. Governing Law. This Agreement, and the rights and liabilities of the parties hereunder, shall be construed in accordance with the internal laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

       TRANSAMERICA INSURANCE SECURITIES
         SALES CORPORATION



           By:      ____________________________


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                    Name

                    ----------------------------
                    Title



           TRANSAMERICA OCCIDENTAL LIFE
                    INSURANCE COMPANY



           By:      _____________________________


                    -----------------------------
                    Name

                    -----------------------------
                       Title


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